Exhibit 4.5

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES ACQUIRED PURSUANT TO THE EXERCISE OF THIS WARRANT ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 16, 2011, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

CUMULUS MEDIA INC.

CLASS A COMMON STOCK PURCHASE WARRANT

This warrant (and any warrant issued in full or partial replacement hereof, each a “Warrant”) certifies that, for good and valuable consideration, CUMULUS MEDIA INC., a Delaware corporation (the “Company”), grants to CRESTVIEW RADIO INVESTORS, LLC, a Delaware limited liability company (the “Warrantholder”), the right to subscribe for and purchase from the Company, during the Exercise Period (as hereinafter defined), 7,776,498 (SEVEN MILLION SEVEN HUNDRED SEVENTY-SIX THOUSAND FOUR HUNDRED NINETY EIGHT) validly issued, fully paid and nonassessable shares, par value $0.01, of Class A Common Stock of the Company (the “Warrant Shares”), at the exercise price per share of $4.34 (FOUR DOLLARS AND THIRTY-FOUR CENTS) (the “Exercise Price”), all subject to the terms, conditions and adjustments herein set forth. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 9 below.

1. Warrant. This Warrant is issued pursuant to, and in accordance with, Section 2.2 of the Investment Agreement.

2. Exercise of Warrant; Payment of Taxes.

2.1 Exercise of Warrant. Subject to the terms and conditions set forth herein, this Warrant may be exercised at any time, in whole or in part, by the Warrantholder during the Exercise Period by:

(a) the surrender of this Warrant to the Company, with a duly executed Exercise Form, and

(b) subject to Section 2.2 below, the delivery of payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of the aggregate Exercise Price in lawful money of the United States of America.

The Company agrees that the Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

2.2 Conversion Right.

(a) In lieu of the payment of the aggregate Exercise Price, the Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Class A Common Stock (the “Conversion Right”) as provided for in this Section 2.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) in accordance with Section 2.1(b) that number of shares of Class A Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant or portion thereof at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price at the time of the exercise of the Conversion Right from the aggregate Current Market Price for the shares of Class A Common Stock issuable upon exercise of the Warrant at the time of the exercise of the Conversion Right) by (ii) the Current Market Price of one share of Class A Common Stock at the time of the exercise of the Conversion Right.

(b) The Conversion Right may be exercised by the Warrantholder on any Business Day prior to the end of the Exercise Period by surrender of this Warrant to the Company, with a duly executed Exercise Form with the conversion section completed, exercising the Conversion Right and specifying the total number of shares of Class A Common Stock that the Warrantholder will be issued pursuant to such conversion.

2.3 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five (5) Business Days after receipt of the Exercise Form by the Company and, if the Conversion Right is not exercised, the payment by the Warrantholder of the aggregate Exercise Price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

2.4 Payment of Taxes. The Company will pay all documentary stamp or other issuance taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or Warrant certificates or Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

3. Restrictions on Transfer; Restrictive Legends.

3.1 So long as the Stockholders Agreement is still in effect, this Warrant and the Warrant Shares may not be transferred, sold, assigned, hypothecated or otherwise disposed of, in whole or in part, to any Person other than in accordance with the Stockholders Agreement, provided that at no time may this Warrant or the Warrant Shares be transferred, sold, assigned, hypothecated or otherwise disposed of, in whole or in part, to any Person except in accordance with applicable federal and state securities laws.

3.2 Except as otherwise permitted by this Section 3, (a) each Warrant (and each Warrant issued in substitution for any Warrant pursuant to Section 6) shall be stamped or otherwise imprinted with a legend in substantially the form as set forth on the cover of this Warrant and (b) each certificate for Warrant Shares issued upon the exercise of any Warrant and each certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the form provided in the Stockholders Agreement (so long as such agreement is in effect). Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a certificate for Warrant Shares, in each case without the legend provided for in the first paragraph on the cover of this Warrant, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act, (ii) the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company) which opinion shall be reasonably satisfactory in form and substance to the Company’s counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be or (iii) such Warrant or Warrant Shares may be sold pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

4. Reservation, Registration and Listing of Shares. The Company covenants and agrees as follows:

(a) All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, not subject to any preemptive rights, and, except as provided in the Stockholders Agreement (so long as such agreement is in effect), be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof (collectively, “Encumbrances”), other than taxes in respect of any transfer occurring contemporaneously with such issue and Encumbrances created by the Warrantholder.

(b) The Company shall at all times have authorized and reserved, and shall keep available and free from preemptive rights, a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

(c) For so long as shares of Class A Common Stock are listed on the Nasdaq Stock Market or another national securities exchange, the Company will procure at its sole expense the listing of the Warrant Shares on the Nasdaq Stock Market or such other national securities exchange (subject to issuance or official notice of issuance), as the case may be, and maintain the listing of such shares after issuance.

(d) The Company shall not, directly or indirectly, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, spin-off, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

5. Anti-dilution Adjustments. The Exercise Price and the number of Warrant Shares to be received upon exercise of this Warrant shall be subject to adjustment as follows:

5.1 Dividend, Subdivision or Combination of Common Stock. In the event that the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, (w) make a dividend or distribution on the outstanding shares of Common Stock payable in Common Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, or (y) combine the outstanding shares of Common Stock into a smaller number of shares (other than any such event for which an adjustment is made pursuant to another clause of this Section 5), then, and in each such case, (A) the aggregate number of Warrant Shares for which this Warrant is exercisable (the “Warrant Share Number”) immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Warrantholder shall be entitled to receive upon exercise of this Warrant the number of shares of Class A Common Stock or other securities of the Company that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the occurrence of such event and (B) the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares issuable immediately thereafter. An adjustment made pursuant to this Section 5.1 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

5.2 Issuance of Common Stock or Common Stock Equivalents Below Current Market Price.

(a) If the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, issue or sell (such issuance or sale, a “New Issuance”) any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock (the “New Issue Price”) that is less than the Current Market Price of one share of Class A Common Stock then in effect as of the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (i) issuances or sales for which an adjustment is made pursuant to another subsection of this Section 5 and (ii) issuances in connection with an Excluded Transaction, then, and in each such case, (A) the Exercise Price then in effect shall be adjusted by multiplying the Exercise Price in effect on the day immediately prior to the Relevant Date by a fraction (I) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of shares of Class A Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Current Market Price of one share of Class A Common Stock on the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Class A Common Stock which the aggregate consideration received by the Company upon the issuance of such Common Stock Equivalents and receivable by the Company upon the conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Current Market Price of one share of Class A Common Stock on the Relevant Date) and (II) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of additional shares of Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised) and (B) the Warrant Share Number shall be increased to equal the product of (i) the aggregate number of Warrant Shares for which this Warrant is exercisable immediately prior to the New Issuance multiplied by (ii) a fraction, the numerator of which shall be the Exercise Price in effect on the day immediately prior to the Relevant Date and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Company, as such, to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the “Issue Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 5.2 shall be made only upon the issuance of such shares of Common Stock or

Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

(b) In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith, as determined in good faith by the Board of Directors, provided, that the Board of Directors shall send a written notice to the Majority Warrantholders detailing the methodology of such determination, and, unless such determination has been approved by a Crestview Director, the Majority Warrantholders shall have the right to object to such determination within ten (10) Business Days of receipt of such notice, and if the Majority Warrantholders object, the fair market value of such consideration shall be determined, at the Company’s expense, by an appraiser chosen by the Board of Directors and reasonably acceptable to the Majority Warrantholders.

(c) If any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 5.2 shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Exercise Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (i) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (ii) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (iii) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

5.3 Certain Distributions. In case the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, distribute to holders of shares of Common Stock or Common Stock Equivalents (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and shares of Common Stock or Common Stock Equivalents are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or distributions payable in shares of Common Stock for which adjustment is made under Section 5.1 and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase any of the foregoing, then, and in each such case, (A) the Exercise Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by being multiplied by a fraction (i) the numerator of which shall be the Current Market Price of one share of Class A Common Stock immediately prior to the date of distribution less the then fair market value (as determined in good faith by the Board of Directors (provided, that the Board of Directors shall send a written notice to the Majority Warrantholders detailing the methodology of such determination, and, unless such determination has been approved by a Crestview Director, the Majority Warrantholders shall have the right to object to such determination within ten (10) Business Days of receipt of such notice) and if the Majority Warrantholders object, at the Company’s expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the Majority Warrantholders) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock or Common Stock Equivalent and (ii) the denominator of which shall be the Current Market Price of one share of Class A Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one) and (B) the Warrant Share Number shall be increased by being multiplied by a fraction (i) the numerator of which shall be the Current Market Price of one share of Class A Common Stock immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities, other assets or rights or warrants and (ii) the denominator of which shall be the Current Market Price of one share of Class A Common Stock immediately prior to such record date less the fair market value (as determined in good faith by the Board of Directors (provided, that the Board of Directors shall send a written notice to the Majority Warrantholders detailing the methodology of such determination, and, unless such determination has been approved by a Crestview Director, the Majority Warrantholders shall have the right to object to such determination within ten (10) Business Days of receipt of such notice) and if the Majority Warrantholders object, at the Company’s expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the Majority Warrantholders) of the portion of such cash, evidences of indebtedness, securities, other assets or rights or warrants so distributed or of such rights or warrants applicable to one share of Common Stock or Common Stock Equivalent. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

5.4 Other Changes. In case the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 5.1, 5.2, 5.3 or 5.8 (but not including any action described in any such Section) then, and in each such case, the Exercise Price and Warrant Share Number shall be adjusted in such manner and at such time as determined mutually in good faith by the Board of Directors and the Majority Warrantholders.

5.5 No Adjustment; Par Value Minimum. Notwithstanding anything herein to the contrary, no adjustment under this Section 5 need be made to the Exercise Price or Warrant Share Number if the company receives written notice from the Warrantholder that no such adjustment is required. Notwithstanding any other provision of this Warrant, the Exercise Price shall not be adjusted below the par value of a share of Class A Common Stock.

5.6 Abandonment. If the Company shall take a record of the holders of shares of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Exercise Price or Warrant Share Number shall be required by reason of the taking of such record.

5.7 Certificate as to Adjustments. Upon any adjustment in the Exercise Price or Warrant Share Number, the Company shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to the Warrantholder a certificate, signed by (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exercise Price and Warrant Share Number then in effect following such adjustment.

5.8 Spin-off; Reorganization, Reclassification or Merger.

(a) In case of any spin-off by the Company of another Person (the “Spin-off Entity”) at any time after the issuance of this Warrant but prior to the exercise hereof, in addition to giving effect to the Exercise Price adjustment described in clause (A) of Section 5.3, the Company shall issue to the Warrantholder a new warrant, in form and substance satisfactory to the Company and the Majority Warrantholders, entitling the Warrantholder to purchase, at the exercise price equal to the excess of the Exercise Price in effect immediately prior to such spin-off over the adjusted Exercise Price pursuant to Section 5.3, the number of shares of common stock or other proprietary interest in the Spin-off Entity that the Warrantholder would have owned had the Warrantholder, immediately prior to such spin-off (without giving effect to the Warrant Share Number adjustment described in clause (B) of Section 5.3), exercised this Warrant.

(b) In case of any capital reorganization, reclassification, merger, consolidation or other business combination (other than a merger, consolidation or other business combination of the Company in which the Company is the surviving corporation) or liquidation of the Company, or the sale of all or substantially all of the assets of the Company, or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a “Transaction”) at any time after the issuance of this Warrant but prior to the exercise hereof, the Company shall execute and deliver to the Warrantholder prior to effecting such Transaction a certificate stating that the Warrantholder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock or other securities, property or cash receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which this Warrant could have been exercised immediately prior to such Transaction, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Such certificate shall provide for adjustments equivalent to the adjustments provided for in this Section 5. No Transaction shall be effected, directly or indirectly, by the Company unless, prior to the consummation thereof, the surviving corporation (if other than the Company), or the transferee of all or substantially all of the Company’s assets, assumes the foregoing obligations of the Company pursuant to this Section 5.8. The provisions of this Section 5.8 and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

5.9 Notices. In case the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action described in any of Sections 5.1, 5.2, 5.3 or 5.8, or any action affecting its Common Stock similar to or having an effect similar to any of such actions, then the Company shall send a written notice to the Warrantholder describing such action in reasonable detail as promptly as possible but in any event at least ten (10) days prior to the earlier of (i) the record date for such action (or, in the case of a dividend, distribution or granting of rights or warrants, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined) and (ii) the date on which such action is expected to become effective.

6. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

7. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

8. Amendments. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

9. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Affiliate” has the meaning set forth in the Investment Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person’s capital stock (including, without limitation, common stock or preferred stock) and any and all securities, rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

“Class A Common Stock” means Class A Common Stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means Class B Common Stock, par value $0.01 per share, of the Company.

“Class C Common Stock” means Class C Common Stock, par value $0.01 per share, of the Company.

“Common Stock” means, collectively, Class A Common Stock, Class B Common Stock and Class A Common Stock.

“Common Stock Equivalent” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Company” has the meaning set forth in the first paragraph of this Warrant.

“Conversion Right” has the meaning set forth in Section 2.2(a) of this Warrant.

“Crestview Director” means an individual who was designated for nomination to election to the Board of Directors by Crestview Radio Investors, LLC pursuant to Section 2.1(b)(i) of the Stockholders Agreement.

“Current Market Price” means, as of the date of determination, (a) the average of the daily Market Price under, as applicable, clause (a) or (b) of the definition thereof of shares of Class A Common Stock during the immediately preceding twenty (20) trading days ending on such date, and (b) if shares of Class A Common Stock are not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (c) of the definition thereof on such date.

“Excluded Transaction” means (a) any issuance of shares of restricted stock or options to purchase shares of Common Stock to employees, officers, directors or consultants of the Company or its subsidiaries pursuant to the terms of the Company’s 2011 Employee Incentive Plan as in effect as of the date hereof, or pursuant to options and other equity awards issued to employees, officers, directors or consultants of the Company or its subsidiaries and outstanding on the date hereof, (b) any issuance of Common Stock upon the conversion, exchange or exercise of any Common Stock Equivalents, (c) shares of Common Stock or Common Stock Equivalents issued to banks or other financial institutions pursuant to a debt financing approved by the Board of Directors, (d) shares of Common Stock or Common Stock Equivalents issued pursuant to the acquisition of another Person by the Company, or the acquisition of assets of another Person by the Company, whether by means of merger, consolidation, or other business combination, or purchase of assets or joint venture, and (e) any issuance of Warrant Shares.

“Exercise Form” means an Exercise Form in the form annexed hereto as Exhibit A.

“Exercise Period” means the period from the date hereof to the tenth (10th) anniversary of the date hereof.

“Exercise Price” has the meaning set forth in the first paragraph of this Warrant.

“Investment Agreement” means the Amended and Restated Investment Agreement, dated as of April 22, 2011, among the Company, the Warrantholder and the other parties listed therein.

“Issue Date” has the meaning set forth in Section 5.2 of this Warrant.

“Majority Warrantholders” means the holders of Warrants that are exercisable for a majority of the Warrant Shares issuable upon exercise of all Warrants assuming the exercise of all such Warrants.

“Market Price” means, as of the date of determination, (a) if shares of Class A Common Stock are listed on a national securities exchange, the volume-weighted average price per share of Class A Common Stock on such date as displayed by Bloomberg (or any successor service); (b) if shares of Class A Common Stock are not then listed or admitted to trading on any national securities exchange but are traded in the over-the-counter market, the volume-weighted average price per share of Class A Common Stock on such date as furnished by two members of the Financial Industry Regulatory Authority, Inc. that are either active market makers in such shares or are representative market participants reasonably capable of providing the volume-weighted average price for such shares, as selected mutually in good faith from time to time by the Board of Directors and the Majority Warrantholders for that purpose; or (c) if neither (a) nor (b) is applicable, a market price per share determined in good faith by the Board of Directors (provided that the Board of Directors shall send a written notice to the Majority

Warrantholders detailing the methodology of such determination, and, unless such determination has been approved by a Crestview Director, the Majority Warrantholders shall have the right to object to such determination within ten (10) Business Days of receipt of such notice) and if the Majority Warrantholders object, at the Company’s expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the Majority Warrantholders. Any determination of the Market Price by an appraiser shall be based on a valuation of the Company as an entirety without regard to any discount for minority interests or disparate voting rights among classes of capital stock.

“New Issuance” has the meaning set forth in Section 5.2 of this Warrant.

“New Issue Price” has the meaning set forth in Section 5.2 of this Warrant.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“Relevant Date” has the meaning set forth in Section 5.2 of this Warrant.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

“Spin-off Entity” has the meaning set forth in Section 5.8 of this Warrant.

“Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, among the Company and the other parties signatory thereto.

“Transaction” has the meaning set forth in Section 5.8 of this Warrant.

“Warrant” has the meaning set forth in the first paragraph of this Warrant.

“Warrant Share Number” has the meaning set forth in Section 5.1 of this Warrant.

“Warrant Shares” has the meaning set forth in the first paragraph of this Warrant.

“Warrantholder” has the meaning set forth in the first paragraph of this Warrant.

10. Miscellaneous.

10.1 Entire Agreement. This Warrant, the Investment Agreement, the Stockholders Agreement and the Registration Rights Agreement, dated as of the date hereof, among the Company and the other parties signatory thereto constitute the entire agreement between the Company and the Warrantholder with respect to the

Warrant and supersede all prior agreements and understanding with respects to the subject matter of this Warrant.

10.2 Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

10.3 Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of this Warrant.

10.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

(a)	if to the Company:

Cumulus Media Inc.

3280 Peachtree Road, N.W.

Suite 2300

Atlanta, Georgia 30305

Attention: Richard S. Denning

Fax: (404) 949-0740

with a copy to:

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309-3053

Attention: John E. Zamer

David Phillips

Fax: (404) 581-8330

(b)	if to the Warrantholder:

c/o Crestview Partners II, L.P.

667 Madison Avenue, 10th Floor

New York, NY 10065

Attention: Jeffrey Marcus

Tom Murphy

Brian Cassidy

Fax: (212) 906-0793

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Kenneth M. Schneider

Neil Goldman

Fax: (212) 757-3990

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.4 designate another address or Person for receipt of notices hereunder.

10.5 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

10.6 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

10.7 No Rights or Liabilities as Stockholders. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

10.8 Rules of Construction. The Company and the Warrantholder have participated jointly in negotiating and drafting this Warrant. In the event that an ambiguity or a question of intent or interpretation arises, this Warrant will be construed as if drafted jointly by the Company and the Warrantholder, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

CUMULUS MEDIA INC.

By:	/s/ Lewis W. Dickey, Jr.

Name:	Lewis W. Dickey, Jr.
Title:	Chairman, President and Chief Executive Officer

Dated: September 16, 2011

[Signature Page to Class A Warrant]

Exhibit A

EXERCISE FORM

(To be executed upon exercise of this Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, [to purchase [insert number] shares of Class A Common Stock and herewith tenders payment for such shares to the order of the Company in the amount of $[insert number] [hereby exercises its Conversion Right for [all] [    %] of this Warrant] in accordance with the terms of this Warrant. The undersigned requests that a certificate for such [Warrant Shares] [that number of Warrant Shares to which the undersigned is entitled as calculated pursuant to Section 2.2] be registered in the name of the undersigned and that such certificates be delivered to the undersigned’s address below.

The undersigned represents that it is acquiring such shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated: [insert date]

Signature

(Print Name)

(Street Address)

	(City)	(State)	(Zip Code)